DISTRIBUTION PLAN
                              OF
                        THE ROYCE FUND


           WHEREAS, The Royce Fund, a Massachusetts business trust (the "Fund"), intends to engage in business as an open-end management investment company and is or will be registered as such under the Investment Company Act of 1940, as amended (the "Act");

           WHEREAS, the Fund intends to act as a distributor of its shares, as defined in Rule 12b-1 under the Act, and desires to adopt a Distribution Plan pursuant to such Rule, and the Trustees of the Fund have determined that there is a reasonable likelihood that adoption of this Distribution Plan will benefit the Fund and its shareholders; and

           WHEREAS, the Fund intends to employ Quest Distri butors, Inc., a New York corporation ("Distributors"), as distributor of each series of its shares.

           NOW, THEREFORE, the Fund hereby adopts this Distri bution Plan (the "Plan") in accordance with Rule 12b-1 under the Act on the following terms and conditions:

          1. (a) Each portfolio series of the Fund shall pay or cause the shareholders of such series to pay to Distributors, as the distributor of the shares of beneficial interest in such series, a fee for its promoting the distri bution and/or continued holding of such shares at the rate of 1% per annum of the average total net assets of such series or at such lesser rate or rates as may, from time to time, be established for such series by the Trustees of the Fund and agreed to in writing by the Distributor. Such fee (i) shall be payable out of the assets of such series or assessed directly against the account of each shareholder thereof, or a combination of both, (ii) shall be payable monthly, quarterly, semi-annually or annually, all as the Trustees of the Fund may determine from time to time, and (iii) shall, to the extent assessed directly against the account of a shareholder, be a liability and an expense only of such shareholder and not of the Fund.

               (b) In addition, the Trustees of the Fund may, to the extent that the distribution fee for any portfolio series of the Fund is assessed directly against the account of each shareholder of such series, establish and, from time to

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time, change for such series scheduled variations in or
eliminate such directly assessed fee, and such schedules may extend such variations or eliminations to particular classes of investors or transactions of such series, provided that:

                    (i)  Any such scheduled variation shall be
applied uniformly to all offerees of such series in the class specified;


                   (ii)  The Fund shall furnish to existing
shareholders of such series and to prospective investors adequate information concerning any such scheduled variations, as prescribed in applicable Securities and Exchange Commission ("SEC") registration statement form requirements;

                  (iii)  The Fund shall, before making any new
directly assessable distribution fee variation available to purchasers of the shares of such series, revise its Prospectus and Statement of Additional Information to describe such variation; and

                   (iv)  The Fund shall advise existing
shareholders of such series of any new variation in such directly assessable fee within one year of the date when such variation is first made available to purchasers of the shares of such series.

               (c)  Finally, the Fund may impose contingent
deferred sales charges on redemptions of the shares of one or more or all of its portfolio series, and Distributors shall also receive the proceeds of all such charges. Such charges shall not exceed 3% of the then current net asset value of the shares being redeemed, shall be established and may be changed from time to time by the Trustees of the Fund and shall be assessed directly against the account of the redeeming shareholder. All such charges shall be scheduled for each portfolio series of the Fund, and such schedules may reflect variations in or the elimination of any such charges and may extend such variations in or eliminations of such charges to particular classes of investors or transactions of such series, provided that:

                    (i)  Any such scheduled variation shall be
applied uniformly to all shareholders of such series in the class specified;

                   (ii)  The Fund shall furnish to existing
shareholders of such series and to prospective investors adequate information concerning any such scheduled variations, as prescribed in applicable SEC registration statement form requirements;

                  (iii)  The Fund shall, before making any new
contingent deferred sales charge variation applicable to purchasers of the shares of such series, revise its Prospectus and Statement of Additional Information to describe such new variation; and

                   (iv)  The Fund shall advise existing
shareholders of such series of any new variation of such charge within one year of the date when such variation is first made available to purchasers of the shares of such series, and no such variation shall increase any such charge otherwise applicable to an existing shareholder of such series in respect of shares of such series then owned or thereafter purchased by such shareholder or, in the case of shares not then subject to any contingent deferred sales charge, impose any such charge.

          2. The distribution fees imposed pursuant to Section of this Plan plus any proceeds of such contingent deferred sales charges shall, for each portfolio series of the Fund, be paid for Distributors' services as distributor of the shares of such series and may be spent by Distributors on any activities or expenses intended to result in the sale and/or continued holding of such shares, including, but not limited to, compensation to those non-affiliated broker-dealers, investment advisers or others who introduce investors to such series or the Fund or its predecessor or, in the case of those investors not so introduced to such series or the Fund and if permitted by applicable law, reimbursement to such investors for any such fees or contingent deferred sales charges imposed in respect of their shares, compensation to and expenses of employees of Distributors (including overhead and telephone expenses) who engage in or support distribution and/or continued holding of the shares of such series, printing of Prospectuses and reports for other than Fund shareholders, advertising and preparation and distribution of sales literature. Distributors shall not, except as may be permitted by Rule 12b-1 under the Act, spend the distribution fees and proceeds of contingent deferred sales charges it receives from one portfolio series of the Fund or the shareholders of such series on activities or expenses primarily intended to result in the sale and/or continued holding of the shares of any other series of the Fund.

          3. This Plan shall not take effect as to any portfolio series of the Fund until it has been approved by the votes of a majority (as defined in the Act) of the outstanding voting securities of such series.

          4. This Plan shall not take effect until it has been approved, together with any related agreements, by the votes of a majority of both (i) the Trustees of the Fund and (ii) those

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Trustees of the Fund who are not "interested persons" of the Fund
(as defined in the Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements. All distribution fees and contingent deferred sales charges imposed pursuant to Section 1 of this Plan shall also be approved by the Trustees of the Fund in such manner.

          5. This Plan shall become effective on the date on which the Trust succeeds to the assets and business of Royce Value Fund, Inc., a Maryland corporation registered under the Act, and shall continue in effect as to a series of the Fund for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4 hereof.


          6. Any person authorized to direct the disposition of monies paid or payable by any portfolio series of the Fund or by any shareholders thereof pursuant to this Plan or any related agreement shall provide to the Fund's Trustees and the Trustees shall review, at least quarterly, a written report of the amounts so expended for each of the portfolio series of the Fund and the purposes for which such expenditures were made.

          7. This Plan may be terminated as to any portfolio series of the Fund at any time by the vote of a majority of the Rule 12b-1 Trustees or by the vote of a majority of the outstanding voting securities of such series.

          8. This Plan may not be amended to increase materially the maximum amount of distribution expenses of a portfolio series of the Fund provided for herein unless such amendment is approved by the shareholders of such series in the manner provided for initial approval in Section 3 hereof, and no material amendment to this Plan shall be made unless approved in the manner provided for approval and annual renewal in Section 4 hereof.

          9. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of those Trustees of the Fund who are not interested persons.

         10. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Section 6 hereof for a period of not less than six years from the date of

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this Plan or the agreements or such report, as the case may be, the first two years in an easily accessible place.


          IN WITNESS WHEREOF, the Fund has executed this Distribution Plan on the day and year set forth below.


Dated:  October 31, 1985


                                        THE ROYCE FUND


                                    By: S/CHARLES M. ROYCE
                                        Charles M. Royce
                                        President

                          AMENDMENT NO. 1
                                TO
                DISTRIBUTION PLAN OF THE ROYCE FUND

                WHEREAS, The Royce Fund, a Massachusetts business trust (the "Fund"), has adapted a Distribution Plan dated October
31, 1985 (the "Plan") pursuant to Rule 12b-l under the Investment
Company Act of 1940, as amended, and has been acting as a distributor of its shares thereunder; and

WHEREAS, the Fund desires to amend the Plan as hereinafter set forth, and the Trustees of the Fund have determined that there is a reasonable likelihood that the adoption of such amendments will benefit the Fund and its shareholders.

NOW, THEREFORE, the Fund hereby amends the Plan as follows:

1. The following sentence shall be added to Section 1(a) of the Plan at the end thereof:

                "Not more than .75% per annum of the average total net assets of any portfolio series shall be an asset-based sales charge for Distributors promoting the distribution of the shares of such series, and not more than .25% per annum of the average total net assets of any portfolio series shall be a personal service and/or account maintenance fee for Distributors in connection with the continuous holding of such shares."

2. Section 1(c) of the Plan shall be amended to read in its entirety as follows:

                "Finally, the Fund may impose front-end sales charges on sales of the shares of one or more or all of its portfolio series and contingent deferred sales charges on redemption of the shares of one or more or all of its portfolio series, and Distributors shall also receive the proceeds of all such front-end and contingent deferred sales charges. Such front-end sales charges shall not exceed 5% of the then current public offering price of the shares being sold, and such contingent deferred sales charges shall not exceed 3% of the then current net asset value of the shares being redeemed. All such charges shall be established and may be changed from time to time by the Trustees of the Fund and shall be assessed directly against the account of the purchasing and/or redeeming shareholder. All such charges shall be scheduled for each portfolio series of the Fund, and such schedules may reflect variations in or the elimination of any such charges and may extend such variations in or eliminations of such charges to particular classes of investors or transactions of such series, provided that:

                    (i) Any such scheduled variation shall be applied uniformly to all shareholders of such series in the class specified;

                    (ii) The Fund shall furnish to existing
shareholders of such series and to prospective investors adequate information concerning any such scheduled variations, as prescribed in applicable SEC registration statement form requirements;

                  (iii) The Fund shall, before making any new front-end or contingent deferred sales charge variation applicable to purchasers of the shares of such series, revise its Prospectus and Statement of Additional Information to describe such new variation; and

                    (iv) The Fund shall advise existing
shareholders of such series of any new variation of such charge within one year of the date when such variation is first made available to purchasers of the shares of such series, and no such variation shall increase any such charge otherwise applicable to an existing shareholder of such series in respect of shares of such series then owned or thereafter purchased by such shareholder or, in the case of shares not then subject to any front-end or contingent deferred sales charge, impose any such charge.

3. The following new Subsection shall be added to Section 1 of the Plan:

                "(d) Neither the fees and/or charges nor the aggregate amounts thereof payable to Distributors under this Plan shall exceed any limitations which would cause them to be deemed excessive sales charges under Subsection (d) of Article III, Section 26 of the National Association of Securities Dealers, Inc. Rules of Fair Practice, as the same may be amended and in effect from time to time."

4. The first sentence of Section 2 of the Plan shall be amended to read in its entirety as follows:

                "The distribution fees imposed pursuant to
Section 1 of this Plan plus any proceeds of such front-end and contingent deferred sales charges shall, for each portfolio series of the Fund, be paid for Distributors' services as distributor of the shares of such series and may be spent by Distributors on any activities or expenses intended to result in the sale and/or continued holding of such shares, including, but not limited to, compensation to those non-affiliated broker-dealers, investment advisers or others who introduce investors to such series or the Fund or its predecessor or, in the case of those investors not so introduced to such series or the Fund and if permitted by applicable law, reimbursement to such investors for any such fees or front-end or contingent deferred sales charges imposed in respect of their shares, compensation to and expenses of employees of Distributors (including overhead and telephone expenses) who engage in or support distribution and/or continued holding of the shares of such series, printing of Prospectuses and reports for other than Fund shareholders, advertising and preparation and distribution of sales literature."

5. The last sentence of Section 4 of the Plan shall be amended to read in its entirety as follows:

               "All distribution fees and front-end and contingent deferred sales charges imposed pursuant to Section
1 of this Plan shall also be approved by the Trustees of the Fund in such manner."


     The foregoing amendments to the Plan shall become effective on the first day of the calendar month immediately following the calendar month during which the Fund shall have revised its Prospectus and Statement of Additional Information to describe the front-end sales charges and other changes being made in connection with such amendments.

     IN WITNESS WHEREOF, the Fund has executed this Amendment
No. 1 to its Distribution Plan on the day and year set forth below.



Dated: October 5, 1990

                                   The Royce Fund


                               By: S/CHARLES M. ROYCE
                                   Charles M. Royce, President

                        AMENDMENT NO. 2
                            TO THE
              DISTRIBUTION PLAN OF THE ROYCE FUND



     WHEREAS, The Royce Fund, a Massachusetts business trust (the "Fund"), has adopted a Distribution Plan dated October 31, 1985 and amended October 5, 1990 (as amended the "Plan") pursuant to Rule 12b-l under the Investment Company Act of 1940, as amended, and has been acting as a distributor of its shares thereunder; and

     WHEREAS, the Fund desires to amend the Plan as hereinafter set forth, and the Trustees of the Fund have determined that there is a reasonable likelihood that the adoption of such amendment will benefit the Fund and its shareholders.

     NOW, THEREFORE, the Fund hereby amends the Plan as follows:

     The following sentence shall be added to Section 7 of the Plan at the end thereof:

     "Distributors shall, notwithstanding any such termination, remain entitled to receive the proceeds of all (i) front-end sales charges imposed by the Fund on sales of the shares of any such portfolio series effected on or prior to the date of any such termination and (ii) contingent deferred sales charges imposed by the Fund on redemptions of the shares of any such portfolio series outstanding on or prior to, and effected on or after, the date of any such termination."

     The foregoing amendment to the Plan shall become effective immediately.

     IN WITNESS WHEREOF, the Fund has executed this Amendment
No. 2 to its Distribution Plan on the day and year set forth below.


DATED: January 31, 1991

                                   THE ROYCE FUND



                            By:    S/CHARLES M. ROYCE
                                   Charles M. Royce, President